EXHIBIT 10.1

EAST WEST BANCORP, INC.
1998 STOCK INCENTIVE PLAN, AS AMENDED

FORM OF 2011 EXECUTIVE COMPENSATION AGREEMENT

2011 Executive Compensation

Name:    ________           _____                                                                           Title: _______________________________

2010 Salary: $[ ]_____    % Increase:__[ ]%   $ Increase: $[ ] ________     New Salary: $[ ]______

2011 Salary Stock: [ ]____________

2011 Equity Grant: $[ ]__________

$[ ]_________ Performance Shares (55%)     Vesting Schedule:  3 year cliff vest*

*The targeted number of shares will be earned only if EWBC achieves a minimum of a two-year (2011 and 2012) cumulative EPS of $[ ].  50% of the targeted number of shares will be earned if a minimum of $[ ] cumulative EPS is earned.   Also, vesting is subject to my being employed on the vesting date.

$[ ]_________ Restricted Stocks (45%)          Vesting Schedule:  1/3 of RSU’s vest each year for 3 years**

**Provided that EWBC achieves a minimum of the EPS equivalent of $[ ] in net income in 2011.

Estimated total annual targeted compensation:  $[ ]________________

2011 Bonus Plan

[ ]% Target Bonus

[ ]% - Corporate goals

[ ]% - Team/Departmental goals

Salary Stock:

I acknowledge that I will receive 10 monthly Salary Stock awards valued at $ [ ]____ on the last working day of each month beginning on March 31, 2011, provided that I am employed by East West Bank. The actual number of shares I am awarded will be calculated based on the closing price of East West Bank Corporation’s stock on the last working day of each month. The stock vests upon receipt and there is a holding period of one year from the date of delivery. The stock is taxable on issuance and the delivery of stock will be net of tax withholdings. Therefore, the actual number of shares you will receive will be less than the monthly $ dollar value shown above.

Signed:    _________________________________________

Date:       _________________________________________